UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2008

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Results of annual meeting of shareholders and related matters.

At the annual shareholders’ meeting of Senior Housing Properties Trust, or we, held on May 15, 2008, the shareholders elected Frederick N. Zeytoonjian as an Independent Trustee in Group III, for an additional three year term of office until our annual shareholders’ meeting in 2011 and when his successor shall have been elected and qualified.  Frank J. Bailey, as an Independent Trustee in Group I, and Barry M. Portnoy, as a Managing Trustee in Group I, with a term of office expiring in 2009, and John L. Harrington, as an Independent Trustee in Group II, and Adam D. Portnoy, as a Managing Trustee in Group II, with a term of office expiring in 2010 (and in each case until his successor shall have been elected and qualified) continue to serve as our other trustees.  On May 15, 2008, we issued a press release announcing the preliminary results of voting by the shareholders at the annual meeting held on such date.  A copy of that press release is attached hereto as Exhibit 99.1.

At a meeting of our board of trustees, which followed the annual shareholders’ meeting, Mr. Harrington was elected as the Chair of the Audit Committee, Mr. Zeytoonjian was elected as Chair of the Nominating and Governance Committee, and Mr. Bailey was elected as Chair of the Compensation Committee.  No other changes were made in the membership of our three standing committees.

On May 15, 2008, we changed our trustee compensation arrangements.  A summary of our currently effective trustee compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 15, 2008, we granted each of our trustees 2,000 common shares of beneficial interest, par value $0.01 per share, valued at $22.91, the closing price of our common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

Additional data regarding medical office buildings proposed to be acquired.

As previously announced, on May 5, 2008, we entered into a series of agreements to acquire 48 medical office, clinic and biotech laboratory buildings, or the HRPT Medical Properties, from HRPT Properties Trust for approximately $565.0 million.  We expect the closings of these acquisitions to occur over the next 12 months. The following provides supplemental data about us on a historical basis and on a pro forma basis giving effect to the 48 properties proposed to be acquired, in each case as of March 31, 2008:

As of March 31, 2008
	Actual	Pro Forma
Size and geographic diversity:	$2.2 billion invested in 221 properties located in 32 states	$2.8 billion invested in 269 properties located in 35 states and Washington, DC.

Avg. remaining lease term based on rents:	10.7 years	10.3 years

Rent Allocation by Tenant

(dollars in thousands)

Actual at 3/31/08			Pro Forma at 3/31/08 (with HRPT Medical Properties)
Tenant	Annual Rent at 3/31/08	% of Total	Tenant	Annual Rent at 3/31/08	% of Total

Five Star Quality Care, Inc.	$154,918	71%	Five Star Quality Care, Inc.	$154,918	56%
Other independent and assisted living facilities	56,017	26%	Other independent and assisted living facilities	56,017	21%
Starmark (Wellness Centers)	6,519	3%	Starmark (Wellness Centers)	6,519	2%
Total	$217,454	100%	Medical Office buildings	57,505	21%
			Total	$274,959	100%

Rent Allocation by Product Type

(dollars in thousands)

Actual at 3/31/08			Pro Forma at 3/31/08 (with HRPT Medical Properties)
Product Type	Annual Rent at 3/31/08	% of Total	Product Type	Annual Rent at 3/31/08	% of Total

Private Pay	$180,944	83%	Private Pay	$180,944	66%
Nursing Homes	19,268	9%	Nursing Homes	19,268	7%
Hospitals	10,723	5%	Hospitals	10,723	4%
Wellness Centers	6,519	3%	Wellness Centers	6,519	2%
Total	$217,454	100%	Medical Office Buildings	57,505	21%
			Total	$274,959	100%

Because some or all of the acquisitions may not be completed and because we may complete additional acquisitions or dispositions before the currently contemplated acquisitions are completed, the pro forma financial data presented should not be considered as a projection of future results.

Discussions with mortgage lender.

We received an email in April, 2008 from a representative of a servicer for a mortgage lender with respect to improvements which Five Star made at two of our properties.  The email stated that construction of the improvements required the lender's prior consent under two mortgage loans secured by the properties, which have an aggregate outstanding balance of approximately $5.8 million and that the consent had not been obtained, and then provided us with instructions concerning how to apply for and work with the lender to obtain the consent (which will include payment of certain servicer fees).  Although the email stated that the failure to obtain the consent would be a non-monetary default under the mortgages, we received a follow-up email from the representative stating that a non-monetary default notice has not been generated under the mortgage loans and indicating that we should deliver required documentation to obtain the lender’s consent to the improvements.  We do not believe that the construction was sufficiently material to require the lender’s consent, but have nonetheless commenced preparation of the materials requested by the lender and intend to work with the lender to obtain the consent and resolve this issue.  While there can be no assurance that the consent will be obtained or that any related events of default (were the lender not to consent) would be waived, we believe that the construction improved the value of the mortgaged property and that we will be able to obtain the consent.  If the lender were to send us notice of default, we believe that we will be able to obtain waivers or prepay the loans prior to the end of the 90-day grace period which would follow such a notice.  If, notwithstanding our beliefs and expectations, a default occurs under these two mortgage loans, the outstanding balances under these loans could be accelerated, as well as the balances under other mortgage loans, totaling approximately $46.0 million, which are cross-collateralized with the loans.  Moreover, a default under these loans could cross-default to our bank credit facility and our public debt, causing acceleration of the debt under these arrangements and, in the case of our bank credit agreement, cancellation of the facility. This would have a severely negative impact on us. However, for the reasons described above, we do not expect that these events relating to the two mortgage loans will have a material adverse impact on us.

from the mortgage lender and if the construction did constitute an event of default permitting acceleration, we intend to offer to prepay all affected mortgage loans along with the applicable prepayment premiums, which are not material in amount. The occurrence of an event of default under our revolving credit facility or our publicly held term debt could have a severely negative impact on us.  However, and while there can be no assurance that we will be able successfully to resolve this dispute, for the reasons described above we do not expect that these events relating to the two mortgage loans will have a material adverse impact on us.

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE,

•      THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE AGREED TO PURCHASE 48 MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS FOR $565 MILLION AND THAT THESE SALES ARE EXPECTED TO BE COMPLETED DURING THE NEXT 12 MONTHS. IN FACT, OUR OBLIGATION TO COMPLETE THESE PURCHASES IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES, INCLUDING, WITH RESPECT TO CERTAIN PROPERTIES, OBTAINING CONSENTS FROM MORTGAGEES AND WAIVERS OF RIGHTS OF FIRST REFUSAL FROM TENANTS. ALSO, WE HAVE FINANCING CONTINGENCIES RELATING TO CERTAIN PROPERTIES FOR AN AGGREGATE PURCHASE PRICE OF APPROXIMATELY $245 MILLION. AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME PROPERTIES MAY NOT BE PURCHASED, THE PURCHASE PRICES PAYABLE BY US MAY BE CHANGED OR SOME OF THESE PURCHASES MAY BE ACCELERATED OR DELAYED.

•      ALTHOUGH THIS CURRENT REPORT ON FORM 8-K STATES THAT WE BELIEVE THAT OUR DISCUSSIONS WITH A MORTGAGE LENDER CONCERNING ITS RIGHT TO CONSENT TO CERTAIN IMPROVEMENTS WILL HAVE A SUCCESSFUL CONCLUSION AND NOT RESULT IN A MATERIAL ADVERSE IMPACT ON US, THE LENDER MAY NOT AGREE WITH OUR INTERPRETATION OF THE APPLICABLE DOCUMENTS GOVERNING THE LOANS, MAY NOT GRANT THE CONSENT OR MAY DISALLOW PREPAYMENT OF THE LOANS, ANY OF WHICH COULD CAUSE EVENTS OF DEFAULT ON THOSE LOANS, WHICH IN TURN COULD RESULT IN EVENTS OF DEFAULT ON OUR OTHER DEBT.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD LOOKING STATEMENTS ARE

DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

The Company hereby files the following exhibits:

10.1                           Summary of Trustee Compensation.

99.1                           Press Release dated May 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: June 2, 2008